                         ENERGY BIOSYSTEMS CORPORATION

                                                                    Exhibit 11.1


             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


     The following schedules reflect the information used in calculating the number of shares in the computation of net loss per share for each of the periods set forth in the Statements of Operations.

                         ENERGY BIOSYSTEMS CORPORATION


                       COMPUTATION OF PER SHARE EARNINGS

FOR THE QUARTER ENDED MARCH 31, 1996

WEIGHTED AVERAGE SHARES OUTSTANDING:

      TOTAL                  # DAYS
     SHARES                 OUTSTANDING
- - -----------------------------------------
    10,584,268         x          23    =    243,438,164
    11,107,568         x          14    =    155,505,952
    11,139,268         x          27    =    300,760,236
    11,140,768         x           8    =     89,126,144
    11,142,868         x          19    =    211,714,492
                               -----       -------------
                                  91       1,000,544,988      10,995,000
                                                           =============

FOR THE QUARTER ENDED MARCH 31, 1996

LOSS PER SHARE:

Net Loss plus dividend accrual
 plus accretion of offering costs            ($2,503,079)        ($0.23)
                                         ---------------  =  ============
   Weighted Avg. Shares                       10,995,000

                   COMPUTATION OF PER SHARE EARNINGS

FOR THE QUARTER ENDED MARCH 31, 1995

WEIGHTED AVERAGE SHARES OUTSTANDING:


      TOTAL                  # DAYS
     SHARES                 OUTSTANDING
- - -----------------------------------------
     9,988,409         x           2    =     19,976,818
     9,998,409         x          28    =    279,955,452
     9,999,404         x           4    =     39,997,616
    10,000,604         x           4    =     40,002,416
    10,040,604         x          16    =    160,649,664
    10,041,604         x           1    =     10,041,604
    10,046,604         x          35    =    351,631,140
                          ----------      --------------
                                  90         902,254,710      10,025,052
                                                            ============

FOR THE QUARTER ENDED MARCH 31, 1995

LOSS PER SHARE:

Net Loss plus dividend accrual
 plus accretion of offering costs            ($2,591,840)         ($0.25)
                                           -------------  =  ============
   Weighted Avg. Shares                       10,025,052